                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only
[X] Definitive Proxy Statement                (as Permitted by Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                      Henderson Citizens Bancshares, Inc.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                      HENDERSON CITIZENS BANCSHARES, INC.

                             201 West Main Street
                                P.O. Box 1009
                            Henderson, Texas 75653

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on April 11, 2000


To the shareholders of Henderson Citizens Bancshares, Inc.:

     The annual meeting (the "Meeting") of shareholders of Henderson Citizens Bancshares, Inc. (the "Company") will be held on Tuesday, April 11, 2000, at 10:00 a.m., local time, in the offices of Citizens National Bank at 201 West Main Street, Henderson, Texas for the following purposes:

          1.   To elect thirteen persons to the Company's Board of Directors;
               and

          2. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

     Information regarding the matters to be acted upon at the Meeting is contained in the proxy statement enclosed with this notice.

     The Board of Directors of the Company has fixed the close of business on March 1, 2000 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Meeting. Only shareholders of the Company of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting.

     You are cordially invited to attend the Meeting. WHETHER YOU EXPECT TO ATTEND THE MEETING IN PERSON, HOWEVER, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE MEETING AND SHOULD REQUEST SUCH RETURN. YOU MAY REVOKE YOUR PROXY AT ANYTIME PRIOR TO ITS EXERCISE.

                              BY ORDER OF THE BOARD OF DIRECTORS



March 29, 2000                Milton S. McGee, Jr.
                              President

                      HENDERSON CITIZENS BANCSHARES, INC.

                             201 West Main Street
                                 P.O. Box 1009
                            Henderson, Texas 75653

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 11, 2000

     This proxy statement has been prepared for the solicitation of proxies by the Board of Directors of Henderson Citizens Bancshares, Inc. (the "Company") for use at the annual meeting (the "Meeting") of shareholders of the Company, to be held at 10:00 a.m. local time at the main offices of Citizens National Bank, 201 West Main Street, Henderson, Texas 75652 on April 11, 2000 and at any adjournment(s) or postponement(s) thereof. This proxy statement, together with the accompanying proxy, were first mailed to shareholders on or about March 30, 2000.

     Any proxy submitted in connection with the Meeting may be revoked for any reason prior to the voting of the proxy by filing with the Secretary of the Company at its offices located at the above address a duly executed proxy bearing a later date or a written revocation. Any shareholder may attend the Meeting and vote his shares owned of record as of the close of business on March 1, 2000 (the "Record Date"), whether or not a proxy has been executed.

     The Company will pay the cost of preparing, printing, assembling and mailing this proxy statement and all other costs of the proxy solicitation. Certain of the Company's employees may solicit the submission of proxies in person, or by mail, telephone or telegram, but no additional remuneration will be paid by the Company for such solicitation. Such persons will, however, be reimbursed for out-of-pocket expenses.

     Properly executed proxies received by the Company's Secretary prior to or at the Meeting and not revoked will be voted as instructed thereon, or in the absence of such instruction, will be voted as follows: (1) to elect to Company's Board of Directors the thirteen persons who have been nominated by the Board, and (2) in accordance with the best judgment of the persons acting pursuant to the enclosed proxy with respect to any other matters that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting.

                       RECORD DATE AND VOTING SECURITES

     The Board of Directors has fixed the close of business on March 1, 2000, as the Record Date for the Meeting. Only shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will not be closed on the Record Date. On the Record Date, there were outstanding and entitled to be voted 2,001,834 shares of the common stock of the Company, par value $5.00 per share (the "Company Stock").

                               QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Company Stock entitled to vote at the Meeting or any adjournments thereof is necessary to constitute a quorum to convene the Meeting and to transact business. Except as described in the following sentences, each share of Company Stock owned on the Record Date is entitled to one vote on each matter presented at the Meeting. The Company's shareholders may have cumulative voting rights in the election of directors. Cumulative voting, however, will only be provided to shareholders of the Company if at least one shareholder provides written notice of his or her intention to cumulate votes to the Secretary of the Company on or before the day preceding the election of the directors at the Meeting, in which event all shareholders will be entitled to vote cumulatively. Consequently, if cumulative voting is in effect, shareholders may cumulate their votes by giving one candidate as many votes as the number of directors to be elected multiplied by their total number of shares, or by distributing such votes on the same principle among any number of such candidates. Directors will be elected by a plurality of the votes cast at the Meeting.

       OWNERSHIP OF SECURITIES BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders

     At March 1, 2000, the Company had 404 shareholders of record. The following table sets forth information concerning the securities of the Company owned beneficially at such time by each person, group or entity known by management of the Company to own beneficially more than 5% of the shares of any class of such securities.


          AMOUNT AND NATURE
          OF BENEFICIAL OWNERSHIP / PERCENT OF CLASS
          OF HENDERSON CITIZENS BANCSHARES INC. COMMON STOCK

          Name and Address of           Number and Percent of Shares
          Beneficial Owner                Owned of Company Stock(1)
          ----------------                -------------------------

          E. Landon Alford                    140,228 / 7.00%(2)
          P. O. Box 67
          Henderson, TX 75653

          John R. Alford, Jr.                  165,040 / 8.24%
          8100 Hickory Creek Drive
          Austin, TX 78735

          Stayton M. Bonner, Jr.              154,026 / 7.69%(3)
          P. O. Box 1833
          Henderson, TX 75653

          Michael Kangerga                     132,978 / 6.64%
          102 1/2 E. Main Street
          Henderson, TX 75652

          Ella Langdon Alford Trust            161,016 / 8.04%
          P. O. Box 10
          Brixey, MO 65618

          Citizens National Bank              132,840 / 6.64%(4)
          and Stayton M. Bonner, Trustees
          P. O. Box 1009
          Henderson, TX 75653


(1) Unless otherwise indicated, all shares listed are held of record by the individual indicated with sole power to vote and to dispose of such shares. Percentages are based on 2,001,834 shares outstanding.

(2)  Includes 2,000 shares owned by Mr. Alford's wife, Phyllis P. Alford.

(3) Includes 18,102 shares owned by Odyssey Partners LTD. for which Mr. Bonner has voting authority. Also included are 44,280 shares held in trust for Mr. Bonner as a co-beneficiary and co-trustee of the R.F. Shaw, S.M.B., Jr. Living Trust. Mr. Bonner is also co-trustee with the Citizens Bank on two other trusts of which he is not a beneficiary, which trusts own an aggregate of 88,560 shares. The shares held in all three of these trusts (the "Shaw Trusts") are voted solely by Mr. Bonner. Therefore, the 132,840 shares held in the three Shaw trusts are included in the total shares beneficially owned by Mr. Bonner.

(4) The shares are held in three trusts for the benefit of various individuals. Stayton M. Bonner, Jr., a director of the Citizens Bank and the Company, is a beneficiary and co-trustee with the Citizens Bank of one of the trusts, which owns 44,280 shares, or 2.21% of Company Stock. In addition, it appears that Mr. Bonner is also co-trustee with the Citizens Bank (but not a beneficiary) of two such trusts, which own an aggregate of 88,560 shares, or 4.42%, of the Company Stock. The shares held in all three trusts are voted solely by Mr. Bonner.

Management

     The following table sets forth the number of shares of the Company Stock beneficially owned (i) by each director of the Company and (ii) by the directors and executive officers of the Company as a group as of March 1, 2000.


     Name                            Number and Percent of Shares
     ----                              Owned of Company Stock(1)
                                       -------------------------

     E. Landon Alford                     140,228 / 7.00%(2)

     David Alford                           8,932 / 0.45%

     R. M. Ballenger                         800 / 0.04%

     Stayton M. Bonner, Jr.                154,026 / 7.69%

     David J. Burks                         9,775 / 0.49%

     Billy Crawford                         1,000 / 0.05%

     Sheila Gresham                         6,120 / 0.31%

     James M. Kangerga                      9,188 / 0.46%

     J. Mark Mann                          5,710 / 0.29%(4)

     Milton S. McGee, Jr.                  8,536 / 0.43%(5)

     Charles H. Richardson                 24,160 / 1.21%(6)

     Tony Wooster                          1,800 / 0.09%(7)

     William E. Wylie                       5,200 / 0.26%

     Directors and executive              376,355 / 18.80%(8)
     officers of the Company
     as a group (17 Persons)


(1) Unless otherwise indicated, all shares listed are held of record by the individual indicated with the sole power to vote and dispose of such shares. Percentages are based on 2,001,834 shares outstanding.

(2)  Includes 2,000 shares owned by Mr. Alford's wife, Phyllis P. Alford.

(3) Includes 18,102 shares owned by Odyssey Partners LTD for which Mr. Bonner has sole voting authority. Also included are 44,280 shares held in trust for Mr. Bonner as a co-beneficiary and co-trustee of the R.F. Shaw, S.M.B., Jr. Living Trust. Mr. Bonner is also co-trustee with the Citizens Bank on two other trusts of which he is not a beneficiary, which trusts own an aggregate of 88,560 shares. The shares held in all three of these trusts (the "Shaw Trusts") are voted solely by Mr. Bonner. Therefore, the 132,840 shares held in the three Shaw trusts are included in the total shares beneficially owned by Mr. Bonner.

(4)  Shares are held jointly by Mr. Mann and his wife, Debra Mann.

(5)  Includes 50 shares owned by Mr. McGee's minor son, Derek W. McGee.
     Includes 6,648 shares held jointly by Mr. McGee and his wife, Sharla McGee. Includes 1,838 shares controlled by Mr. McGee as beneficiary of the estate of his mother, Agatha McGee.

(6) Includes 2,160 shares held jointly by Mr. Richardson and his wife, Ruebe Gene Shaw Richardson.

(7)  Shares are held jointly by Mr. Wooster and his wife, Sue Wooster.

(8) Any discrepancy between the actual total of the percentages and the stated total percentage is due to rounding.

                            NOMINEES FOR DIRECTORS

     The Company's Board of Directors is responsible for, among other things, determining corporate policy, appointing the President and other senior officers and declaring dividends. The Company's Bylaws provide that the Board of Directors shall consist of not less than 1 nor more than 25 directors as fixed from time to time by the Board of Directors. The Board of Directors has set the number of directors at 13.

     Directors elected will serve until the next annual meeting of shareholders, or until their successors are elected and qualified. The persons named below are the Board of Directors' nominees for election as directors at the Meeting. If at the time of the Meeting any of the proposed nominees should be unable to serve as directors, a circumstance not now anticipated by the Board of Directors, the proxies will vote for such substitute nominees as may be nominated by the Board of Directors.

     The table below and the section entitled "Business Experience" provide information about each nominee based on data submitted by the nominee:

     Name (age)                        Positions held with Company
     ----------                        ---------------------------

     E. Landon Alford (64)             Director and
                                       Chairman of the Board

     David Alford (31)                 Director

     R.M. Ballenger (79)               Director

     Stayton M. Bonner, Jr. (47)       Director

     David J. Burks (76)               Director

     Billy Crawford (75)               Director

     Sheila Gresham (45)               Director

     James Michael Kangerga (47)       Director

     J. Mark Mann (44)                 Director

     Milton S. McGee, Jr. (50)         Director, President and
                                       Chief Executive Officer

     Charles H. Richardson (78)        Director

     Tony Wooster (55)                 Director

     William E. Wylie (56)             Director

     The following table sets forth information concerning the executive officers of the Company. Included in this table are the names, ages, and positions held by each person listed. Executive officers serve at the pleasure of the Board of Directors of the Company. The table below and the section entitled "Business Experience" contains information about the executive officers based on the data submitted by the executive officer:

          Name (age)                   Positions held with Company
          ----------                   ---------------------------

          Kenneth R. Black (53)        Vice President

          Milton S. McGee, Jr. (50)    Director, President and Chief
                                       Executive Officer

          Nelwyn Richardson (50)       Secretary

          Jeff Scribner (43)           Vice President

          Rebecca G. Tanner (44)       Vice President, Treasurer,
                                       Chief Financial Officer, and
                                       Chief Accounting Officer

Business Experience

     David Alford has served as a director of the Company since November 1999. Mr. Alford has served as a director of the Citizens Bank since November 1999 and has served on several committees of the Citizens Bank since 1999. Mr. Alford also serves as a director of H.C.B. Inc., a Texas corporation ("HCB") and an affiliate of the Company. Mr. Alford has been employed with Alford Investments since 1991.

     E. Landon Alford has served as a director of the Company since November 1990 and as a director of the Citizens Bank since 1958. Mr. Alford became the Chairman of the Board of Directors of both the Company and the Citizens Bank during July 1992. Mr. Alford has served on various Board of Directors' committees at the Citizens Bank since 1958. Mr. Alford is also Chairman of the Board of H.C.B. Inc., a Texas corporation ("HCB") and an affiliate of the Company. Mr. Alford has been Managing Partner of Alford Investments since September 1959.

     R. M. (Max) Ballenger has served as a director of the Company since November 1990. Mr. Ballenger has served as a director of the Citizens Bank since 1980 and has served on several committees of the Citizens Bank since 1980. Mr. Ballenger also serves as a director of HCB. Mr. Ballenger has been the owner of Max Ballenger Real Estate & Lease Brokerage for over 25 years.

     Kenneth Black has served as Vice President of the Company since 1999. Mr. Black has served as Senior Vice President of the Citizens Bank since January 1999 and as Vice President since September 1994.

     Stayton M. Bonner, Jr. has served as director of the Company since November 1990 and as a director of the Citizens Bank since February 1984. Mr. Bonner has served on various Board of Directors' committees at the Bank since February 1984. Mr. Bonner also serves as a director of the Waskom Bank and HCB. Mr. Bonner has practiced law since September 1977, has served as a consultant for Odyssey Management since June 1986 and has acted as Foundation Manager for the R.F. and Jessie Shaw Foundation, Inc. since January 1988.

     David J. Burks has served as a director of the Company since November 1990 and as a director of the Citizens Bank since 1980. He has served on several of the Board of Directors' committees at the Citizens Bank since 1980. Mr. Burks also serves as a director of HCB. Mr. Burks served as President of Burks Tires, Inc. from 1971 until his retirement in 1995.

     Billy Crawford has served as a director of the Company since November 1990 and as a director of the Citizens Bank since February 1974. He has served on several of the Citizens Bank Board of Directors' committees since February 1974. Mr. Crawford also serves as a director of HCB. Mr. Crawford is a retired funeral director.

     Sheila Gresham has served as a director of the Company and the Citizens Bank, since February 1993. Ms. Gresham is currently serving on various committees of the Board of Directors of the Citizens Bank. Ms. Gresham also serves as a director of HCB. Ms. Gresham has been President of Smith Chevrolet Company from November 1998 to the present. She served as President of Smith Chevrolet-Oldsmobile-Cadillac Company from August 1993 until November 1998. Prior to that, Ms. Gresham served as President of Smith Chevrolet Company from February 1980 until August 1993.

     James M. Kangerga has served as a director of the Company since November 1990 and as a director of the Citizens Bank since March 1989. He has served on numerous committees of the Citizens Bank Board of Directors since March 1989. Mr. Kangerga also serves as a director of HCB. Mr. Kangerga has been a 50% owner and a real estate broker in Rusk County Investments, Inc. since 1985. He has performed bookkeeping functions for Michael Kangerga and M Kangerga & Bro. since 1980.

     J. Mark Mann has served as a director of the Company and the Citizens Bank since January 1992. Mr. Mann has served on various committees of the Board of Directors of the Citizens Bank since his election to the Board of Directors. Mr. Mann also serves as a director of HCB. He has been a partner with the law firm of Wellborn, Houston, Atkison, Mann, Sadler, and Hill since 1981.

     Milton S. McGee, Jr. has served as President, Chief Executive Officer and a director of the Company since November 1990. In addition, Mr. McGee has served as President, Chief Executive Officer and director of the Citizens Bank since April 1990. He has served on various Committees of the Board of Directors of the Citizens Bank since 1990. Mr. McGee also serves as the sole director of the Delaware BHC and he has served in such position since February 1991. He also has served in the following capacities: Chairman of the Board and Chief Executive Officer of Kilgore Federal Savings & Loan Association from November 1989 to March 1990; President and Chief Executive Officer of NCNB Texas in Henderson, Texas from July 1986 to November 1989; and President and Chief Executive Officer of Republic Bank Brownwood from August 1983 to July 1986. Mr. McGee also serves as a director of HCB.

     Charles H. Richardson has served as a director of the Company since November 1990 and as a director of the Citizens Bank since 1962. He has served on several committees of the Board of Directors of the Citizens Bank since 1962. Mr. Richardson also serves as a director of HCB. Prior to his retirement over eight years ago, Mr. Richardson was a professor at Kilgore College.

     Nelwyn Richardson has served as Secretary of the Company since 1990. Ms. Richardson has served as Senior Vice President of the Citizens Bank since 1995 and as Vice President since 1979. She has served on the Investment Committee since 1986. Ms. Richardson is also an officer of HCB.

     Jeff Scribner has served as Vice President of the Company since 1999. Mr. Scribner has served as Senior Vice President of the Citizens Bank since 1999 and as Vice President since 1995. Prior to that, Mr. Scribner served as Vice President for NationsBank in Dallas for approximately three years. Mr. Scribner has served on the Trust Committee since 1995.

     Rebecca G. Tanner has served as Chief Accounting Officer of the Company since 1990. Since December 1999, she has also served as Vice President, Treasurer and Chief Financial Officer of the Company. Ms. Tanner has served as Vice President and Controller of the Citizens Bank since September 1991. Ms. Tanner is also an officer of HCB.

     Tony Wooster has served as a director of the Company and the Citizens Bank since February 1993. He is currently serving on various committees of the Board of Directors of the Citizens Bank. Mr. Wooster also serves as a director of HCB. Mr. Wooster is past President of the Henderson Economic Development Corporation and previously served as the Mayor of the City of Henderson from 1990 through 1992. Prior to 1990, Mr. Wooster was manager of Morris Furniture Company.

     William E. Wylie has served as a director of the Company since November 1999 and as a director of the Citizens Bank since 1999. Mr. Wylie is an estate and probate attorney in Tyler, Texas. Mr. Wylie has been a member of various Board of Directors' committees at the Citizens Bank since 1999. Mr. Wylie also serves as a director of HCB.

Family Relationships

     Charles Richardson, a director of the Company, HCB, and the Citizens Bank, is the uncle of Stayton M. Bonner, Jr., who is also a director of the Company, HCB, and the Citizens Bank. David Alford, a director of the Company, HCB, and the Citizens Bank, is the son of Landon Alford, who is also a director of the Company, HCB, and the Citizens Bank. There are no other family relationships between the members of the Board of Directors or executive officers of the Company or the Citizens Bank.

                            EXECUTIVE COMPENSATION

     Executive officers of the Company receive no compensation from the Company, but are compensated for their services to the Company by the Bank by virtue of the positions they hold in the Bank. The total compensation for the periods indicated of Milton S. McGee, Jr., President and Chief Executive Officer of the Company is set forth below. No other executive officer of the Company received salary and bonus exceeding $100,000 in the aggregate during 1999, 1998 or 1997.

                          Summary Compensation Table


                                             Annual Compensation
                                 ----------------------------------------------
Name and Principal                                                 All Other
    Position                     Year    Salary(1)    Bonus     Compensation(2)
------------------               ----    --------    -------    ---------------

Milton S. McGee, Jr.             1999    $185,820    $93,570       $27,558
President and Chief Executive    1998     173,400     91,900        25,162
Officer of the Company, the      1997     165,600     80,600        23,238
Citizens Bank, and HCB


(1)  Includes directors' fees.

(2) Includes life insurance premiums paid on behalf of executive officers of the Company and contributions made by the Citizens Bank to the executive officer's account under the Citizens Bank's profit sharing plan.

Certain officers of the Company, HCB and the Citizens Bank receive personal benefits in the form of club memberships, personal vacation and travel expenses. The value of such benefits does not exceed the lesser of $50,000 or 10% of the total compensation reported for any such person.

     During 1998, the Company established a Performance and Retention Plan (defined herein as the "PAR Plan") whereby certain employees are provided incentive compensation opportunities payable in cash. Awards are made at the discretion of the Compensation Committee of the Board of Directors, and generally provide for vesting over a period of five years.

     The value of potential future payouts, if any, under this PAR Plan are a function of the number of PAR units awarded to the individual and the Company's return on assets or net income after tax at the Citizens Bank during the performance period. A more detailed discussion of the PAR Plan is set forth herein. The following table sets forth awards granted under the PAR Plan to Mr. McGee during 1999 and 1998.


             Long-Term Incentive Plans-Awards in Last Fiscal Year

                                             Performance
                                              or Other
                           Number of           Period          Estimated future payouts under
                            Shares,            Until            non-stock price-based plans
                           Units or          Maturation       -------------------------------
Name of Individual       Other Rights        or Payout        Threshold    Target     Maximum
--------------------     --------------------------------------------------------------------
Milton S. McGee, Jr.         540              1/1/2004            -        $43,200    $64,800
Milton S. McGee, Jr.         785              1/1/2003            -         54,950     94,200



Director Compensation

     All directors of the Company who are also directors of HCB and the Citizens Bank (except for the Chairman of the Board) are paid a total of $1,200 per month for attending all four Board of Directors' meetings (including committee meetings) and outside directors receive an additional $500 in December. The Chairman of the Board receives $2,400 per month for attending such meetings. The directors and officers of the Company, the Citizens Bank and HCB are elected for terms of one year.

Profit Sharing Plan

     The Citizens Bank maintains a profit sharing plan pursuant to which each salaried employee of the Citizens Bank who is 18 years old or older is eligible for membership following completion of one year of service. The Board of Directors of the Citizens Bank determines the amount that the Citizens Bank will contribute to the profit sharing plan annually, in accordance with the profitability of the Citizens Bank for the particular year or for previous years. Contributions by the Citizens Bank are allocated to each member of the plan in the same proportion as the member's compensation bears to the total compensation of all members for that particular year. Contributions allocated to the account of a member vest partially on an annual basis beginning in the third year, with full vesting occurring after seven years of service. Members' accounts are fully vested in the event of normal retirement, death or total disability. The profit sharing plan is administered by the Citizens Bank. The Citizens Bank acts as trustee of the plan and invests the Citizens Bank's contributions in specified assets as determined by the Board of Directors of the Citizens Bank.

     The Citizens Bank expensed approximately $345,000 to the profit sharing plan in 1998, $303,000 in 1997, and $281,000 in 1996. The Citizens Bank's
contributions during 1999, 1998, and 1997 to the account of Milton S. McGee, Jr. are as follows. Such amounts are included under the column captioned All Other Compensation in the Summary Compensation Table.

          Name of Individual
          or Number in Group           Contributions of the Citizens Bank
          ------------------           ----------------------------------

                                         1999          1998        1997
                                         ----          ----        ----

          Milton S. McGee, Jr.         $22,789       $21,784      $20,141


Change in Control Agreement

     On June 12, 1995, the Company entered into a Change in Control Agreement (the "Severance Agreement") with Milton S. McGee, Jr., President of the Company ("McGee") as amended on December 16, 1998. The Severance Agreement is designed to provide certain benefits to McGee in the event there are changes in control of the Citizens Bank or the Company. Specifically, the Severance Agreement provides that upon a Triggering Termination (as defined in the Severance Agreement), McGee shall have the right to receive a cash lump sum payment equal to 299% of his average annual compensation paid by the Citizens Bank and the Company for the five (5) preceding calendar years, provided, however, that such payment is to be reduced to the extent that McGee would be subject to a tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of "parachute payments" (as defined in the Code) made pursuant to the Severance Agreement or a deduction would not be allowed to the Company for all or any part of such payments by reason of Section 280G(a) of the Code. In addition, for a period of two years from the date of a Change in Control (as defined in the Severance Agreement), or eighteen months from the date of the Triggering Termination, if sooner (the "Benefits Period"), McGee shall continue to receive all health, dental, disability, accident and life insurance plans or arrangements made available by the Company or the Bank in which he or his dependents were participating immediately prior to the date of his termination as if he continued to be an employee of the Company and the Bank, to the extent that participation in any one or more of such plans and arrangements is possible under the terms thereof, provided that if McGee obtains employment with another employer during the Benefits Period, such coverage shall be provided only to the extent that the coverage exceeds the coverage of any substantially similar plans provided by his new employer.

     Under the terms of the Severance Agreement, a Triggering Termination would occur upon the termination of McGee's employment with the Company or the Citizens Bank on or after a Change in Control due to either: (i) his resignation for Good Reason (as defined in the Severance Agreement and described herein) or
(ii) his involuntary termination by the Citizens Bank or the Company, provided that such involuntary termination (as defined in the Severance Agreement) was not a Termination for Cause (as defined in the Severance Agreement and defined herein).

     Under the terms of the Severance Agreement, a Change in Control means and is deemed to have occurred if and when (i) any entity, person or group of persons acting in concert, (other than the current members of the Board of Directors of the Company (the "Board") or any of their descendants) becomes beneficial owner of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company or any successor corporation; (ii) any entity, person or group of persons acting in concert, (other than the Company or the current members of the Board or any of their descendants) becomes beneficial owner of securities of the Citizens Bank representing more than fifty percent (50%) of the combined voting power of the Citizens Bank or any successor; (iii) the effective date of a merger or consolidation of the Company or the Citizens Bank with one or more other corporations or banks as a result of which the holders of the outstanding voting stock of the Company immediately prior to the merger hold less than fifty percent (50%) of the combined voting power of the surviving or resulting corporation or bank; or (iv) the effective date of a transfer of all or substantially all of the property of the Company or the Citizens Bank other than to an entity of which the Company or the Citizens Bank owns at least eighty percent (80%) of the combined voting power. Notwithstanding the foregoing, no Change in Control is deemed to have occurred for purposes of the Severance Agreement as a result of any transaction or series of transactions involving only the Company, the Citizens Bank, any affiliate (within the meaning of Section 23A of the Federal Reserve Act of 1913, as amended), or any of them, or any of their successors.

     Under the terms of the Severance Agreement, resignation for Good Reason means that McGee resigns from his position(s) with the Company or the Citizens Bank as a result of any of the following: (i) the assignment to McGee without his consent of any duties inconsistent with his positions, duties, responsibilities and status with the Citizens Bank or the Company as in effect immediately before a Change in Control or a detrimental change in his titles or offices as in effect immediately before a Change in Control, or any removal of McGee from or any failure to re-elect McGee to any of such positions, except in connection with the termination of his employment for Cause or as a result of his disability or death; (ii) a reduction of McGee's base salary or overall compensation (which includes benefits payable under any employee benefit plan, program or practice) without the prior written consent of McGee, which is not remedied within ten (10) calendar days after receipt by the Company of written notice from McGee of such reduction; (iii) a determination by McGee made in good faith that as a result of a Change in Control, he has been rendered unable to carry out, or has been hindered in the performance of, any of the authorities, powers, functions, responsibilities or duties attached to his position with the Company or the Citizens Bank immediately prior to the Change in Control, which situation is not remedied within thirty (30) calendar days after receipt by the Company of written notice from McGee of such determination; (iv) the Citizens Bank relocates its principal executive offices or requires McGee to have as his principal location of work any location which is in excess of thirty (30) miles from the current location of the Citizens Bank or to travel away from his office in the course of discharging his responsibilities or duties hereunder more than thirty (30) consecutive calendar days or an aggregate of more than ninety (90) calendar days in any consecutive three hundred sixty-five (365) calendar-day period without, in either case, his prior consent; or (v) failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to McGee, expressly to assume and agree to perform the Severance Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     Under the terms of the Severance Agreement, Termination for Cause means that McGee is involuntarily terminated from employment based upon his commission of any of the following: (i) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or the Citizens Bank; (ii) intentional wrongful damage to property of the Company or the Citizens Bank; (iii) intentional wrongful disclosure of trade secrets or confidential information of the Company or the Citizens Bank; (iv) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order; or (v) intentional breach of fiduciary duty owed to the Company or the Citizens Bank involving personal profit, provided, that no act, or failure to act, on the part of McGee is to be deemed "intentional" unless done, or omitted to be done, by McGee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or the Citizens Bank.

     Should McGee die prior to full payment of all benefits due under the Severance Agreement, payment of any remaining benefits is to be made to his beneficiaries designated in writing, or, if no designation is made, to his estate. The Company has no obligation to reserve funds to fulfill its obligations under the Severance Agreement, and the Company has not elected to reserve any funds for such purpose. The Severance Agreement terminates on the earlier of (i) McGee's sixty-fifth (65th) birthday, (ii) the fifth anniversary of the first event that constitutes a Change in Control, or (iii) the fifth anniversary of the date of execution of the Severance Agreement, provided, however, that the Severance Agreement will not terminate pursuant to subsection
(iii) unless either party to the Severance Agreement notifies the other party prior to such anniversary date of such agreement that the Severance Agreement is to be terminated in accordance with subsection (iii). Upon such notice, the termination date set forth in subsection (iii) is to be determined as if the Severance Agreement had been executed on the immediately preceding anniversary date of execution of the Severance Agreement.

Non-Qualified Deferred Compensation Plan

     On November 18, 1998, the Citizens Bank adopted the Citizens National Bank Non-Qualified Deferred Compensation Plan ("Deferred Compensation Plan"), effective January 1, 1998, to permit certain select management employees of the Citizens Bank to defer the payment of a percentage of their compensation and to provide for certain contributions by the Bank to augment such employees' retirement income in addition to what is provided for under the tax qualified plans of the Bank. The Deferred Compensation Plan is administered by the Citizens Bank.

     Persons eligible to participate in the Deferred Compensation Plan are determined by the Chairman of the Compensation Committee or the President of the Citizens Bank. Participants may elect to defer up to fifty percent (50%) of compensation. In addition to participant deferral elections, the Citizens Bank may, in the discretion of the Board of Directors, make a matching or non-matching contribution each plan year. A separate account is maintained for each participant in the plan to which participant deferrals and contributions made by Citizens Bank are credited. These accounts are held in an irrevocable grantor trust maintained by the Citizens Bank, however the trust remains subject to the general creditors of the Citizens Bank.

     Amounts deferred at the election of the participant are immediately fully vested. Contributions made by the Citizens Bank become vested in a participant's account over a five-year period based on the number of years of service the participant completes with Citizens Bank. All contributions become fully vested upon retirement, disability, death or upon a change in control of the Citizens Bank or the Company. Payment under the Deferred Compensation Plan is made in either a single cash lump sum or in annual payments over a period of years as selected by the participant.

     This summary is qualified in its entirety by the text of the Citizens National Bank Non-Qualified Deferred Compensation Plan.

1998 Performance and Retention Plan

     On November 18, 1998, the Citizens Bank adopted the Citizens National Bank 1998 Performance and Retention Plan (the "PAR Plan"), effective January 1, 1998, for the purpose of providing incentive compensation opportunities to certain key employees for their past and future services to the Citizens Bank and to offer such key employees an inducement to remain as employees. In addition, the PAR Plan is intended to offer an inducement to secure the services of other persons capable of fulfilling key positions by providing incentive compensation opportunities.

     The PAR Plan grants Performance and Retention Units ("PARs") to key employees of the Citizens Bank as selected by the committee, which administers the PAR Plan. The PARs entitle participants to a cash payment equal to the amount by which the final PAR value exceeds the grant PAR value over the course of the performance period. The grant PAR value is determined by the committee at the beginning of the performance period and is set out in the PAR agreement executed by the Citizens Bank and the participant. The final PAR value is determined based upon the performance of financial and non-financial performance goals set by the committee at the beginning of the performance period and is related to the appreciation in the value of the greater of (i) return on assets or (ii) net income after tax at the Citizens Bank (before PAR payment of the Citizens Bank).

     Upon a participant's termination of employment, other than due to death, disability, retirement, involuntary termination or termination for good reason, any outstanding PAR shall terminate and no further vesting shall occur. If a participant is terminated for cause, payment of the PAR, including any vested portion is immediately forfeited. Payment of PARs shall be made following the close of the applicable performance period.

     This summary is qualified in its entirety by the text of the Citizens National Bank 1998 Performance and Retention Plan.

Employee Severance Protection Plan

     On November 18, 1998, the Citizens Bank adopted the Citizens National Bank Employee Severance Protection Plan ("Severance Plan"), effective January 1, 1998, for the purpose of retaining the services of the bank's key officers in the event of a threat of a change in control of the Citizens Bank and to ensure their continued dedication and efforts in such event without undue concern for their personal financial and employment security. Persons participating in the bank's PAR Plan also participate in the Severance Plan.

     If a change in control of the Bank has occurred and within 90 days before or two years after the change in control the participant's employment with the Bank terminates for any reason (other than (i) for cause, (ii) by reason of disability, (iii) termination by the participant other than for good reason, or
(iv) for death), the participant is entitled to certain severance benefits. Severance benefits include (a) not less than 24 nor more than 52 weeks' salary, depending upon years of services, age and level of base compensation, plus an amount equal to the employee's bonus which could have been paid under the Citizens Bank's bonus plan, assuming attainment of all performance targets, (b) six months of continued life insurance, disability plan benefits, medical and dental benefits which were provided to the participant at the time of termination, (c) immediate vesting of all "Performance and Retention Units" under the PAR Plan and full vesting in all other non-qualified benefit plans and compensation plans.

     In the event it is determined that any payment or distribution of any type by the Citizens Bank to or for the benefit of a participant, whether paid or payable or distributed or distributable pursuant to the terms of the Severance Plan or otherwise would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax, then the participant's payments shall be capped at 2.99 times the participant's average annual compensation during a period as specified in Section 280G of the Code so that the participant will not be liable for assessment of an excise tax on the payment of any termination amounts.

     This summary is qualified in its entirety by the text of the Citizens National Bank Employee Severance Protection Plan.


                             CERTAIN TRANSACTIONS

     The Citizens Bank has had, and is expected to have in the future, banking transactions in the ordinary course of business with certain of the Company's and the Citizen Bank's respective directors, executive officers and their "associates." Management of the Company and the Citizens Bank believe that all such loans have been made on substantially the same terms as those prevailing at the time for comparable transactions, including interest rates and collateral, with other persons and do not involve more than the normal risk of collectability or present other unfavorable features, and that all such loans are believed to be in compliance with the Financial Institutions Regulatory and Interest Rate Control Act of 1978. See THE COMPANY CONSOLIDATED FINANCIAL STATEMENTS, Footnote 6, reflected on page 40 of the 1999 Annual Report to Shareholders.

                                 OTHER MATTERS

     The Company's Board of Directors is not aware of any additional matters to be presented for action at the Meeting. Should any additional matters come before the Meeting, the persons acting pursuant to the enclosed proxy will vote all proxies with respect to such matters in accordance with their best judgment.


                                 ANNUAL REPORT

     The Company will, upon written request, provide after April 1, 2000, without charge, a copy of the annual report on Form 10-K for 1999 as filed with the Securities and Exchange Commission to any shareholder to whom this proxy statement is sent. Requests should be made to Henderson Citizens Bancshares, Inc., Attn: Chief Financial Officer, P. O. Box 1009, Henderson, Texas, 75653-1009. Any exhibit will be provided on request upon payment of the reasonable expenses of furnishing the exhibit.

                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                                        BOARD OF DIRECTORS. The undersigned
                                        hereby appoints Billy Crawford and
                                        Bonnie Vaughn, and each of them (with
                                        full power to act alone), as proxies,
H.C.B., INC.                            each with the power to appoint his or
201 WEST MAIN STREET                    her substitute, and hereby authorizes
P.O. BOX 1009                           each of them to represent and vote, as
HENDERSON, TEXAS 75653-1009             designated below, all of the shares of
                                        common stock, par value $5.00 (the
                                        "Common Stock"), of Henderson Citizens
                                        Bancshares, Inc. (the "Company"), held
                                        of record by the undersigned on March 1, 2000, at the annual meeting of the shareholders of the Company to be held on April 11, 2000, and at any adjournment(s) thereof (the "Meeting").
1. Proposal to elect as Directors the persons listed below to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified:

    David Alford            ____        Landon Alford          ____       R.M. Ballenger       ____
    Stayton M. Bonner, Jr.  ____        D.J. Burks             ____       Billy Crawford       ____
    Sheila Smith Gresham    ____        James Michael Kangerga ____       Milton S. McGee, Jr. ____
    J. Mark Mann            ____        Charles H. Richardson  ____       Tony Wooster         ____
    William E. Wylie        ____

    [_] Grant Authority To Vote                 [_] Withhold Authority To Vote
        For All Of The Above                        For All The Above

    [Instructions: in order to grant authority to vote for some but not all of the above, strike through the names of those for whom you do not wish to vote and then check the first box to grant authority to vote for those remaining. If you wish to cumulate the votes owned by you and give one candidate as many votes as the number of nominees for director multiplied by the number of your shares, or distribute such votes on the same principal among as many candidates as you deem appropriate, fill in the line next to each nominees' name with the number of votes for that nominee.]

2. To authorize the proxies to vote, in their discretion, on such other business as may properly come before the meeting.
    [_] Grant Authority                         [_] Withhold Authority

This proxy, when properly executed, will be voted in a manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND THE PROXY WILL BE VOTED BY THE PROXIES IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THIS MEETING. In the event cumulative voting is exercised by one or more shareholders, and unless otherwise directed, the proxies shall have the authority to cumulate the votes represented by this proxy in their sole discretion.

Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both owners should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or custodian, please give full title as such. If a corporation, please sign in full corporate name by the president of authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING ENCLOSED ENVELOPE.


                                        ----------------------------------------
                                        Printed Name

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature, if held jointly

                                        Date:                 , 2000
                                             -----------------